UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 05, 2024

Organovo Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35996	27-1488943
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11555 Sorrento Valley Rd Suite 100
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 224-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ONVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2024, (the “Grant Date”) Keith Murphy, the Executive Chairman of Organovo Holdings, Inc. (the Company”), was granted a time-based option to purchase 574,923 shares of common stock, which was equal to 4.0% of the outstanding shares of common stock on the Grant Date (the “Time-Based Option”) and a performance-based option to purchase 431,193 shares of common stock, which was equal to 7.0% of the outstanding shares of common stock on the Grant Date (the “Performance-Based Option” and, together with the Time-Based Option, the “Options”). The exercise price of the Options is $0.5368 per share. The Options were approved by the Compensation Committee of the Board of Directors of the Company on August 4, 2024 and were granted under the Company’s 2022 Equity Incentive Plan.

The Time-Based Option will vest over three years, with one-third of the total number of shares vesting on each successive anniversary of the grant, subject in each case to Mr. Murphy’s continued service to the Company on each vesting date. The Performance-Based Option will vest in tranches upon the achievement of certain revenue, market capitalization, stock price and strategic goals, subject in each case to Mr. Murphy’s continued service to the Company on each vesting date.

In addition, if the Company closes an equity financing (in one or more tranches) after the Grant Date and on or prior to March 31, 2025 (the “Financing”) and the aggregate number of shares of common stock issuable upon exercise of the Time-Based Option and the Performance-Based Option is equal to less than 4.0% and 7.0%, respectively, of the number of shares of common stock outstanding immediately after such Financing (in all cases assuming no exercise of any of the Options) (“Post-Financing Shares Outstanding”), Mr. Murphy will be granted: (a) an additional time-based option to purchase such number of shares of common stock as is equal to 4.0% of the Post-Financing Shares Outstanding minus the number of shares initially issuable upon exercise of the Time-Based Option (as adjusted for any stock split, stock dividend or similar change in the common stock occurring after the Grant Date), and/or (b) an additional performance-based option to purchase such number of shares of common stock as is equal to 7% of the Post-Financing Shares Outstanding minus the number of shares of Common Stock initially issuable upon exercise of the Performance-Based Option (as adjusted for any stock split, stock dividend or similar change in the Common Stock occurring after the Grant Date) ((a) and (b) collectively, the “True-Up Options”), each of which shall be subject to the vesting requirements (including the vesting commencement date) and substantially the same terms as the Time-Based Option and Performance-Based Option, respectively, other than that the exercise price for such True-Up Options shall be the closing price of the common stock on the date of grant, which shall be the date of the closing of the Financing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Organovo Holdings, Inc.

Date:	August 9, 2024	By:	/s/ Keith Murphy
Name: Keith Murphy Title: Executive Chairman